Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated December 23, 2010, of City Media, Inc. relating to the financial statements as of September 30, 2010 and December 31, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Mantyla McReynolds LLC

Mantyla McReynolds LLC
Salt Lake City, Utah

December 30, 2010